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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                     Jurisdiction                       Holder of
Name                                                 Of Incorporation                   Outstanding Stock
----                                                 ----------------                   ------------------
BancorpSouth Bank                                    Mississippi                        BancorpSouth, Inc.

Personal Finance Corporation                         Mississippi                        BancorpSouth Bank

Century Credit Life Insurance
Company                                              Mississippi                        BancorpSouth Bank

BancorpSouth Insurance Services, Inc.                Mississippi                        BancorpSouth Bank

Eagle Premium Assistance Corporation                 Louisiana                          BancorpSouth Bank

BancorpSouth Insurance Services
of Alabama, Inc                                      Alabama                            BancorpSouth Bank

BancorpSouth Investment Services, Inc.               Mississippi                        BancorpSouth Bank
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